Calculation of Filing Fee Tables
F-1
PRF Technologies Ltd.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Ordinary Shares, no par value	457(o)	7,500,000	$ 1.855	$ 13,912,500.00	0.0001381	$ 1,921.32
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 13,912,500.00		$ 1,921.32
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 206.80
			Net Fee Due:						$ 1,714.52
Offering Note
[1]	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act and based upon the average of the high and low sale prices of the Registrant's ordinary shares on the Nasdaq Capital Market on June 17, 2026. Pursuant to Rule 416 under the Securities Act, this registration statement shall also cover an indeterminable number of additional shares of the registrant's securities that become issuable by reason of any share splits, share dividends or similar transactions. The Registrant previously filed a Registration Statement on Form F-1 with the Securities and Exchange Commission on May 13, 2026 (File No. 333-295841), which was declared effective on May 19, 2026 (the ''Prior Registration Statement''), that registered an aggregate of 3,000,000 ordinary shares to be offered by the Registrant from time to time. With respect to the 3,000,000 ordinary shares registered on the Prior Registration Statement, the Registrant paid a filing fee of $754.03. In connection therewith, 822,818 ordinary shares remain unsold, leaving $206.80 in previously paid fees available for future offset (calculated at the fee rate in effect on the filing date of the Prior Registration Statement). In accordance with Rule 457(p) under the Securities Act, the Registrant is using the $206.80 in unused filing fees to offset the filing fee payable in connection with this filing. Accordingly, a registration fee of $1,714.52 is due to be paid at this time. Concurrently with the effectiveness of this registration statement, any offering of unsold securities pursuant to the Prior Registration Statement is hereby terminated.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	PRF Technologies Ltd.	F-1	333-295841	05/13/2026		$ 206.80	Equity	Ordinary shares, no par value per share		$ 1,497,528.76
Fee Offset Sources		PRF Technologies Ltd.	F-1	333-295841		05/13/2026						$ 206.80
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	Pursuant to Rule 457(p) under the Securities Act, the Registrant is offsetting the registration fee due under this registration statement by $206.80, which represents the portion of the registration fee previously paid (after offset) with respect to 822,818 ordinary shares (the "Unsold Offset Securities") previously registered on the Prior Registration Statement. The offering of the Unsold Offset Securities pursuant to the Prior Registration Statement associated with the claimed fee offset pursuant to Rule 457(p) has been completed or terminated.

Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date